EXHIBIT 8(u)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


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                                                                    Exhibit 8(u)

                    Amendment To Fund Participation Agreement
                    -----------------------------------------

         The fund participation agreement, dated as of December 31, 1999 by and among Valley Forge Life Insurance Company, CNA Investor Services, Inc., Lazard
Asset Management and Lazard Retirement Services, Inc. (the "Agreement") is hereby amended as follows:

         Schedule 1 of the Agreement is hereby replaced with the Schedule 1 attached hereto. All terms of the Agreement shall remain in full force and effect.

         In Witness Whereof, the Parties here to have executed this Amendment as of April 30, 2002.

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
                                                            Valley Forge Life Insurance Company

Attest:  /s/                                         By:             /s/ Carol Kuntz
       -------------------------------------                -----------------------------------------------------
                                                            Carol Kuntz, AVP


                                                            CNA Investor Services, Inc.

Attest:  /s/                                         By:             /s/ Stephanie Sledge
       -------------------------------------                -----------------------------------------------------
                                                            Stephanie Sledge, VP


                                                            Lazard Retirement Series, Inc.

Attest:  /s/                                         By:             /s/ Bernard J. Grzelak
       -------------------------------------                -----------------------------------------------------
                                                            Bernard J. Grzelak, Vice President


                                                            Lazard Asset Management

Attest:  /s/                                         By:             /s/ Charles L. Carroll
       -------------------------------------                -----------------------------------------------------
                                                            Charles L. Carroll, Managing Director


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                                   Schedule 1
                                   ----------

Portfolios
----------

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

Separate Accounts and Contracts
-------------------------------

1. Valley Forge Life Insurance Company Variable Life Separate Acct. Established October 18, 1995

      a)  Contracts:    CNA Capital Select Variable Annuity
                        CNA Capital Select Plus Variable Annuity
                        CNA Capital A Advantage Variable Annuity

2. Valley Forge Life Insurance Company Variable Life Separate Acct. Established October 18, 1995

      a)  Contracts:     Modified Single Premium Variable and Fixed Life
                             Insurance Policy
                         Modified Single Premium Variable and Fixed Last to Die
                         Life Insurance Policy
                         Flexible Premium Variable and Fixed Life Insurance
                             Policy
                         Flexible Premium Variable and Fixed Last to Die Life
                             Insurance Policy
                         Flexible Premium Capital Select Variable Universal Life
                             Insurance Policy
                         Flexible Premium Dimension One Variable Universal Life
                             Insurance Policy